As filed with the Securities and Exchange Commission on February 1, 2021

Registration No. 333-252231

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Signify Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	8082	85-3481223
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

800 Connecticut Avenue

Norwalk, CT 06854

(203) 541-4600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kyle Armbrester

Chief Executive Officer

Signify Health, Inc.

800 Connecticut Avenue

Norwalk, CT 06854

(203) 541-4600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Shane Tintle Deanna L. Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	Joseph H. Kaufman Ryan R. Bekkerus Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(3)
Class A common stock, par value $0.01 per share	$100,000,000	$10,910

(1)	Includes additional shares of Class A common stock which the underwriters have the option to purchase to cover over-allotments.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Signify Health, Inc. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-252231) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) The following documents are filed as part of this registration statement:

1.1	Form of Underwriting Agreement

3.1	Form of Amended and Restated Certificate of Incorporation of Signify Health, Inc., to be effective prior to the closing of this offering

3.2	Form of Amended and Restated Bylaws of Signify Health, Inc., to be effective prior to the closing of this offering

5.1*	Opinion of Davis Polk & Wardwell LLP

10.1	Form of Third Amended and Restated Limited Liability Company Agreement of Cure TopCo, LLC, to be effective prior to the closing of this offering

10.2	Form of Registration Rights Agreement between Signify Health, Inc. and the Continuing Pre-IPO LLC Members

10.3	Form of Reorganization Agreement between Signify Health, Inc., Cure TopCo, LLC and the parties named therein

10.4	Form of Tax Receivable Agreement between Signify Health, Inc. and the TRA Parties

10.5	Form of Stockholders Agreement between Signify Health, Inc. and the Continuing Pre-IPO LLC Members

10.6**	Remedy Partners, Inc. 2019 Equity Incentive Plan

10.7	Form of Signify Health, Inc. Long-Term Incentive Plan

10.8**	New Remedy Corp. Amended and Restated 2019 Equity Incentive Plan

10.9**	Form of New Remedy Corp. Notice of Substitute Non-Statutory Stock Option Grant under the 2019 Equity Incentive Plan

10.10**	Form of Remedy Partners, Inc. Notice of Non-Statutory Stock Option Grant under the 2019 Equity Incentive Plan

10.11**	Form of Class B Incentive Unit Award and Contribution Agreement between Chloe Ox Holdings, LLC, Chloe Ox Aggregator, LLC and the Grantee

10.12**	Form of Class B Incentive Unit Award and Contribution Agreement between Chloe Ox Holdings, LLC, Chloe Ox Aggregator, LLC and the Grantee

10.13**	Class C Incentive Unit Award Agreement between Cure TopCo, LLC, Cure Aggregator, LLC and Tad Kendall dated February 14, 2020

10.14**	Form of Class C Incentive Unit Award Agreement between Cure TopCo, LLC, Cure Aggregator, LLC and the Grantee

10.15**	Class C Incentive Unit Award Agreement between Cure TopCo, LLC, Cure Aggregator, LLC and Bradford Kyle Armbrester, dated February 14, 2020

10.16**	Employment Agreement between Chloe Ox Holdings, LLC and Bradford Kyle Armbrester, entered into as of April 23, 2018

10.17**	Employment Agreement between Remedy BCPI Partners, LLC and Tad Kendall, entered into as of November 5, 2019

10.18**	Employment Agreement between Remedy BPCI Partners, LLC and Steve Senneff, dated February 4, 2019

10.19**	Consulting Agreement between Chloe Ox Holdings, LLC and Eir Partners, LLC, effective as of March 7, 2019

10.20**	Amendment No. 1 to Consulting Agreement between Cure TopCo, LLC and Eir Partners, LLC, dated as of June 18, 2020

10.21**	Board of Managers Appointment Agreement between Chloe Ox Holdings, LLC and Brandon Hull, dated February 9, 2018

10.22**	Letter Agreement between Cure TopCo, LLC and Taj Clayton, dated June 28, 2020

10.23**	Letter Agreement between Cure TopCo, LLC, Cure Aggregator, LLC and Vivian Riefberg, dated December 22, 2019

10.24**	Consulting Agreement between Cure TopCo, LLC and Kevin McNamara, dated November 23, 2020

10.25	Form of Director and Executive Officer Indemnification Agreement

10.26**	Credit Agreement dated December 21, 2017 among Chloe Ox Intermediate 3, LLC and Chloe Ox Parent, LLC, as borrower, UBS AG, Stamford Branch, as administrative agent and collateral agent, UBS Securities LLC and Deutsche Bank Securities Inc., as joint lead arrangers, joint bookrunners, and documentation and syndication agents, other guarantors party thereto and other lenders party thereto

10.27**	First Amendment to the Credit Agreement dated June 22, 2018 among Chloe Ox Intermediate 3, LLC and Chloe Ox Parent, LLC, as borrower, UBS AG, Stamford Branch, as administrative agent and collateral agent, UBS Securities LLC and Deutsche Bank Securities Inc., as joint lead arrangers, joint bookrunners, and documentation and syndication agents, other guarantors party thereto and other lenders party thereto

10.28**	Second Amendment to the Credit Agreement dated April 23, 2019 among Chloe Ox Intermediate 3, LLC and Signify Health, LLC, as borrower, UBS AG, Stamford Branch, as administrative agent and collateral agent, UBS Securities LLC and Deutsche Bank Securities Inc., as joint lead arrangers, joint bookrunners, and documentation and syndication agents, other guarantors party thereto and other lenders party thereto

10.29**	Third Amendment to the Credit Agreement dated December 9, 2019 among Cure Intermediate 3, LLC and Cure Borrower, LLC, as borrower, UBS AG, Stamford Branch, as administrative agent and collateral agent, UBS Securities LLC and Deutsche Bank Securities Inc., as joint lead arrangers, joint bookrunners, and documentation and syndication agents, other guarantors party thereto and other lenders party thereto

10.30**	Fourth Amendment to the Credit Agreement dated November 17, 2020 among Cure Intermediate 3, LLC and Signify Health, LLC, as borrower, UBS AG, Stamford Branch, as administrative agent and collateral agent, UBS Securities LLC and Deutsche Bank Securities Inc., as joint lead arrangers, joint bookrunners, and documentation and syndication agents, other guarantors party thereto and other lenders party thereto

10.31**	Fifth Amendment to the Credit Agreement dated December 7, 2020 among Cure Intermediate 3, LLC and Signify Health, LLC, as borrower, UBS AG, Stamford Branch, as administrative agent and collateral agent, UBS Securities LLC and Deutsche Bank Securities Inc., as joint lead arrangers, joint bookrunners, and documentation and syndication agents, other guarantors party thereto and other lenders party thereto

10.32**	Equity Appreciation Fee Right Agreement dated December 20, 2019 by and between Cure TopCo, LLC and Collaborative Care Holdings, LLC

10.33**	2020 Equity Appreciation Fee Right Agreement dated September 28, 2020 by and between Cure TopCo, LLC and Collaborative Care Holdings, LLC

10.34**	Combination Agreement by and between Remedy Partners, Inc. and Chloe Ox Holdings, LLC, dated November 14, 2019

10.35**	Amended and Restated Stockholders’ Agreement by and among New Remedy Corp., Remedy Acquisition, L.P. and the Other Stockholders (as defined therein), dated November 26, 2019

10.36**	Severance Agreement and General Release between Remedy BPCI Partners, LLC and Peter Tad Kendall, entered into as of January 19, 2021

10.37	Form of Signify Health, Inc. Employee Stock Purchase Plan

10.38	Signify Health, Inc. Non-Employee Director Compensation Policy

21.1**	List of subsidiaries

23.1**	Consent of Deloitte & Touche LLP

23.2**	Consent of Deloitte & Touche LLP

23.3**	Consent of RSM US LLP

23.4*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1**	Powers of attorney (included on signature page to the registration statement)

*	To be filed by amendment
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on the 1st day of February, 2021.

Signify Health, Inc.

By:	/s/ Kyle Armbrester
	Name:	Kyle Armbrester
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman	February 1, 2021
Matthew S. Holt

/s/ Kyle Armbrester	Chief Executive Officer and Director (principal executive officer)	February 1, 2021
Kyle Armbrester

*	President, Chief Financial and Administrative Officer (principal financial officer)	February 1, 2021
Steven Senneff

*	Chief Accounting Officer (principal accounting officer)	February 1, 2021
Laurence Orton

*	Director	February 1, 2021
Taj J. Clayton

*	Director	February 1, 2021
Brandon H. Hull

*	Director	February 1, 2021
Kevin M. McNamara

*	Director	February 1, 2021
Albert A. Notini

*	Director	February 1, 2021
Kyle B. Peterson

*	Director	February 1, 2021
Vivian E. Riefberg

Signature	Title	Date
*	Director	February 1, 2021
Stephen F. Wiggins

By:	/s/ Kyle Armbrester
	Name:	Kyle Armbrester
	Title:	Attorney-in-Fact